Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“Agreement”) is entered into as of December 20, 2006 (“Effective Date”) by and between Lone Star Steel Company, L.P., a Delaware limited partnership (“Licensor”) and Welspun-Lone Star Tubulars LLC, a limited liability company (“JV”).

WHEREAS, Licensor is the owner of the Licensed Marks (as defined below);

WHEREAS, pursuant to that certain Limited Liability Company Agreement dated December 20, 2006 between Lone Star Technologies, Inc. (“LST”) and Welspun Pipes, Inc. (“Welspun”) (“JV Agreement”), Licensor and Welspun will form the JV to, among other things, engage in the manufacture and sale of spiral weld pipe;

WHEREAS, pursuant to the JV Agreement, Welspun and JV have entered into that certain Trademark License Agreement (“Welspun License Agreement”) dated on or about the date hereof, whereby Welspun has agreed to grant JV a non-exclusive sublicense to use certain Marks (the “Welspun Marks”) in connection JV’s business and products on the terms and conditions set forth in the Welspun License Agreement; and

WHEREAS, in accordance with the JV Agreement and in partial consideration of the amounts paid by the parties pursuant to the JV Agreement, Licensor agrees to grant JV, and JV desires to receive from Licensor, a non-exclusive license to use the Licensed Marks in connection with JV’s business and products on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1.             Definitions.

1.1           “Affiliate” of a specified Person (the “Specified Person”) means any Person (a) who, directly or indirectly, controls, is controlled by, or is under common control with the Specified Person, (b) who, directly or indirectly, owns or controls more than fifty percent (50%) of the Specified Person’s outstanding voting securities or equity interests, (c) of whom the Specified Person, directly or indirectly, owns or controls more than fifty percent (50%) of the outstanding voting securities or equity interests or (d) who has the right, directly or indirectly, to appoint or elect more than fifty percent (50%) of the Specified Person’s board of directors or equivalent managing body.

1.2           “Business Day” means a day on which banks are open for general banking business in Dallas, Texas, the United States of America (excluding Saturdays, Sundays and public holidays).

1.3           “Licensed Marks” means the mark(s) the set forth in Exhibit A attached hereto and all trademark and service mark applications and registrations for such mark(s)

worldwide.  The parties acknowledge and agree that Exhibit A may be amended as agreed upon by both parties in writing from time to time during the term of this Agreement.

1.4           “Person” means any individual, partnership, limited liability company, corporation, cooperative, joint venture, trust, estate or other entity.

1.5           “Service Marks” means the mark(s) set forth in Exhibit A under the heading “Service Marks,” and all trademark and service mark applications and registrations for such mark(s) worldwide.

1.6           “Territory” means worldwide.

1.7           “Trademarks” means the mark(s) set forth in Exhibit A under the heading “Trademarks,” and all trademark and service mark applications and registrations for such mark(s) worldwide.

2.             License Grant.

2.1           Trademarks.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to JV a limited, non-exclusive, non-transferable, non-sublicensable, royalty-free, fully-paid up, perpetual (subject to Section 5.2) license to use the Trademarks in connection with JV’s business and products (including, without limitation, as JV’s corporate name, tradename, trademarks, service marks and logos, or any part of any of the foregoing) solely in the Territory; provided that the Trademarks are used only: (a) in combination with the Welspun Marks to identify JV as the source of products manufactured and sold by JV (any such combination shall be referred to in this Agreement as a “JV Mark”); and (b) in connection with the manufacture and sale of helical submerged arc welded steel line pipe under class 6 (including such line pipe used for water lines) manufactured at JV facilities located in North America.

2.2           Service Marks.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to JV a limited, non-exclusive, non-transferable, non-sublicensable, royalty-free, fully-paid up, perpetual (subject to Section 5.2) license to use the Service Marks in connection with sales, promotional, marketing and advertising materials related to JV’s manufacture and sale of helical submerged arc welded steel line pipe (including such line pipe used for water lines) manufactured at JV facilities located in North America.

3.             Ownership.

3.1           Licensor acknowledges that (a) as between Licensor and JV, JV owns all rights, title and interest in and to the JV Marks, (b) except as set forth herein, JV has no rights, title or interest in or to the JV Marks and (c) all use of the JV Marks by JV shall inure to the benefit of JV.

3.2           JV acknowledges that (a) as between Licensor and JV, Licensor owns all rights, title and interest in and to the Licensed Marks, (b) except as set forth herein, JV has no rights, title or interest in or to the Licensed Marks and (c) all use of the Licensed Marks by JV shall inure to the benefit of Licensor.

3.3           JV agrees not to (and agrees not to permit or assist any third party to): (a) challenge, contest or make any claim adverse to Licensor’s ownership of any Licensed Mark or the validity of any Licensed Mark or the license granted to JV in Section 2 above; (b) except as expressly permitted by the terms of this Agreement, attempt to register any Licensed Mark or any mark confusingly similar thereto; or (c) take any action that might harm or tarnish the reputation or goodwill of any Licensed Mark or Licensor.  If, at any time, JV acquires any rights, title or interest in, or registrations or applications for, any of the Licensed Marks, JV agrees to immediately, upon Licensor’s request and at no expense to Licensor, assign all such rights, title, interest, registrations and applications to Licensor, along with any and all associated goodwill.

3.4           Licensor agrees to cooperate with Welspun and JV to file applications for, prosecute, and maintain the registration of JV Marks in each North American country and other countries as approved from time to time by both of Welspun and Lone Star.  Upon any termination of this Agreement pursuant to Section 5.2: (a) JV shall abandon any and all JV Marks incorporating the Licensed Marks and any rights therein (including, without limitation, all contractual, statutory and common law rights); and (b) Licensor and JV will cooperate with Welspun to withdraw any pending applications for the registration of any JV Marks, cancel any JV Marks registered pursuant to this Section, and otherwise take and any all actions reasonably necessary to effectuate JV’s abandonment of any and all JV Marks incorporating the Licensed Marks.

4.             Quality Control Standards; Compliance with Laws.

4.1           For Licensor’s trademark quality control purposes, upon Licensor’s prior written request, JV shall furnish to Licensor a sample of products and materials bearing the Licensed Marks that JV then currently distributes or intends to distribute.  If Licensor reasonably and in good faith believes the samples bearing the Licensed Marks do not meet the Minimum Quality Threshold (as defined below), Licensor shall notify JV in writing, and JV shall have a reasonable period of time (but in no event more than 30 days from the date of receipt of notice) to make the changes and/or corrections that the parties mutually agree are necessary to protect the Licensed Marks.  For purposes of this Agreement, “Minimum Quality Threshold” shall mean, with respect to each product bearing the Licensed Marks, the level of quality necessary to comply: (a) in all material respects, with the respective specifications and technical requirements of JV’s customers applicable to such product; and (b) in all respects, with all statutory and regulatory standards applicable to such product, including without limitation any and all laws or regulations applicable to such product at any of its intended post-manufacture place of use.

4.2           Manner of Use of Licensed Mark.  JV agrees to use the Licensed Marks only in accordance with the provisions of Section 2 and in the form and manner and with appropriate legends as may be prescribed by Licensor in writing from time to time, and (except as otherwise expressly provided herein) not to use any other trademarks or service marks in combination with any Licensed Mark so as to create a composite mark without the prior written approval of Licensor.  JV shall use each Licensed Mark followed by the “®” or “TM” or “SM” symbols as directed by Licensor in writing from time to time, where appropriate and practical.

4.3           Compliance with Laws.  JV agrees to comply with all applicable local, state, federal and foreign laws relating to its activities under this Agreement.

5.             Term and Termination.

5.1           Term.  This Agreement shall commence as of the Effective Date and shall continue in effect in perpetuity, unless terminated in accordance with the terms and conditions set forth below.

5.2           Termination.

(a)           By Licensor.  Licensor may terminate this Agreement in the event JV breaches any material term of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from Licensor describing such breach.

(b)           Termination of the JV Agreement.  In the event the JV Agreement is terminated for any reason, this Agreement shall immediately terminate and the licenses granted pursuant to Section 2 shall also immediately terminate except as set forth in subsection (e).

(c)           Reduction in LST’s Ownership in JV.  In the event that LST’s (and its Affiliates’) Percentage Interest (as defined in the JV Agreement) is twenty percent (20%) or less, this Agreement shall immediately terminate and the licenses granted pursuant to Section 2 shall also immediately terminate except as set forth in subsection (e).

(d)           Welspun’s Breach of Welspun License Agreement.  In the event that Welspun shall at any time breach any of the representations, warranties or covenants set forth in Section 2.2 of the Welspun License Agreement, this Agreement shall immediately terminate and the licenses granted pursuant to Section 2 shall also immediately terminate.

(e)           Limited Use of Trademarks after Termination of Agreement.  In the event of termination of this Agreement pursuant to this Section 5.2, JV may continue to use the JV Marks incorporating the Trademarks in accordance with Section 2 and only on products manufactured prior to the termination of this Agreement and used to fulfill orders and/or contracts entered into by JV prior to termination of this Agreement.

5.3           Survival.  In the event of any termination of this Agreement: (a) the license granted under this Agreement shall immediately terminate; and (b) Sections 1, 3, this 5.3, 7, 8 and 9 shall survive such termination.

6.             Protection and Enforcement.

Enforcement.  JV agrees to reasonably cooperate with and assist Licensor in protecting and defending the Licensed Marks and shall promptly notify Licensor in writing of any infringements, claims or actions by others in derogation of the Licensed Marks of which JV becomes aware.  JV shall not take any action on account of any such infringement, claim or action without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed.

7.             Warranty Disclaimer.

THE LICENSED MARKS ARE BEING LICENSED HEREUNDER “AS IS.”  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LICENSED MARKS, AND LICENSOR HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO VALIDITY, ENFORCEABILITY, OWNERSHIP, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.             Limitation of Liability.

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, JV HEREBY ACKNOWLEDGES AND AGREES THAT LICENSOR SHALL NOT BE RESPONSIBLE OR LIABLE TO JV OR ANY OTHER THIRD PARTY WITH RESPECT TO THIS AGREEMENT OR ANY SUBJECT MATTER OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE LICENSE OR USE OF THE LICENSED MARKS), WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, FOR ANY (A) INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND, (B) LOSS OF REVENUE OR PROFITS, LOSS OF BUSINESS OR OTHER FINANCIAL LOSS OR (C) COST OF PROCUREMENT OF SUBSTITUTE MARKS; EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

9.             General.

9.1           Waiver of Default.

A waiver of any provision of this Agreement must be in writing signed by both parties.  No consent or waiver, express or implied, by either party hereto with respect to any breach or default by the other party hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such other party of the same provision or any other provision of this Agreement.  Failure on the part of a party to complain of any act or failure to act of the other party or to declare such party in default shall not be deemed or constitute a waiver by a party of any rights hereunder.

9.2           Amendment.

This Agreement shall not be altered, modified or changed except by an amendment approved in writing by the parties hereto.

9.3           No Third Party Rights.

None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the JV.  The parties hereto expressly retain any and all rights to amend this Agreement as herein provided.

9.4           Severability.

In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

9.5           Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  JV may not assign or transfer this Agreement without the prior written consent of Licensor.  Licensor may freely assign or transfer this Agreement and its rights and obligations hereunder without the prior consent of JV.

9.6           Headings.

The headings of the articles and sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

9.7           Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

9.8           Entire Agreement.

This Agreement, together with all exhibits hereto, contain the entire agreement between the parties and supersedes all prior writings or agreements with respect to the subject matter hereof.

9.9           Arbitration.

Except as provided in this Section 9.9, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be resolved by binding arbitration (the “Arbitration”) conducted before a single arbitrator (the “Sole Arbitrator”) in London, England, pursuant to the United Nations Commission on International Trade Law (“UNCITRAL”) rules and administered by the London Court of International Arbitration (“LCIA”).  The language of the arbitration shall be English.  Each Person involved in such arbitration shall pay its own legal fees and expenses in connection with any such arbitration and the Persons involved therein shall share equally the fees and expenses of the LCIA and the Sole Arbitrator.  The Sole Arbitrator shall be an attorney mutually agreed upon by the parties to the Arbitration or, if no agreement can be reached, to be determined by the LCIA.  All Arbitration proceedings and sessions shall be private and confidential, and no one other than the parties and their legal representatives may attend without the consent of the parties or by Order of the Sole Arbitrator.  All information disclosed in the course of any and all Arbitration proceedings and sessions shall be maintained in strict confidence except to the extent disclosure of any such information is required by Law.  The prevailing party shall be entitled to any appropriate relief (including monetary damages, if any), as well as reimbursement of all its actual costs (including Sole Arbitrator’s fees and fees payable to the LCIA) and attorneys’ fees from the opposing party or parties.  The decision of the Sole Arbitrator, and any award pursuant thereto, shall be final, binding and conclusive on the Persons involved therein and not be appealable on the merits.  Final judgment on any such decision and any award may be entered by a court of competent jurisdiction.  Notwithstanding the foregoing, this Section 9.9 shall not prohibit any Person from pursuing equitable relief (including immediate, preliminary and permanent injunctive relief) to which it may be entitled in any court of competent jurisdiction in order to preserve the status quo pending resolution of the dispute at issue.

9.10         Governing Law.

This Agreement, the rights and obligations of the parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement or the transactions contemplated by this Agreement (whether based upon contact, tort or any other theory), including all matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflict of laws provision that would require the application of the law of any other jurisdiction.

9.11         Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Lone Star, to:

Lone Star Technologies, Inc.
15660 N. Dallas Pkwy., Suite 500
Dallas, TX 75248
United States of America
Facsimile:  +1 972-770-6471
Attn:  General Counsel

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Facsimile:  +1 214-746-7777
Attn: Mary R. Korby

If to JV, to:

Welspun-Lone Star Tubulars LLC
c/o Welspun Pipes, Inc.
c/o Welspun Gujarat Stahl Rohren Limited
Village Vadadla
Taluka Vagra
Dahej Road
Dist. Bharuch
Gujarat, India
Facsimile: +91 22 2490-8020/21
Attn: Executive Director

With a copy to:

Majmudar & Co.
96, Free Press House
Free Press Journal Road
Nariman Point
Mumbai (Bombay) 400 021
India
Facsimile: 91 22 6630-7252
Attn: Akil Hirani

9.12         Expenses.

Except as otherwise expressly provided in this Agreement, each party will bear and be responsible for costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

9.13         Further Assurances.

The parties each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

LONE STAR STEEL COMPANY, L.P.

By:	/s/ Rhys J. Best
Name: Rhys J. Best
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

WELSPUN-LONE STAR TUBULARS LLC

By:	/s/ Nikhil Amin

Name: Nikhil Amin
Title: Acting President